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Exhibit 23

Accountants' Consent—Form 10-K

American Spectrum Realty, Inc.
Houston, Texas

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-101154) of American Spectrum Realty, Inc. of our report dated February 27, 2004, relating to the consolidated financial statements and financial statement schedules, which appears in this Form 10-K.

BDO Seidman, LLP
Dallas, Texas

March 17, 2004

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Accountants' Consent—Form 10-K